UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HUGOTON ROYALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Simmons Bank Trust Department

P.O. Box 470727

Fort Worth, Texas 76147

855-588-7839

simmonsbank.com

February 6, 2023

Dear Unitholder:

The Special Meeting of Hugoton Royalty Trust scheduled for January 27, 2023, has been adjourned, to permit the solicitation of additional proxies on each of the proposals until February 23, 2023 at 3:00 p.m., Central Time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114. This deadline is fast approaching and I am writing to remind you that it is extremely important for you to vote on the matters described in the proxy materials that were mailed to you on or about November 29, 2022.

Simmons Bank, the Trustee, recommends that you vote “FOR” the proposals outlined in the proxy materials.

To avoid further delay and expense, you are encouraged to vote your units by following the instructions on the enclosed proxy form. More detailed information about the proposals was included in the proxy statement that was mailed to you on or about November 29, 2022. The proxy statement is available at the SEC’s website at

https://www.sec.gov/Archives/edgar/data/862022/000119312522294079/d411182ddef14a.htm.

If you have any questions, need assistance, or need copies of the proxy statement, please contact our proxy solicitor, D.F. King & Co. Inc. at (800) 249-7120 (toll-free) Monday through Friday, 9 a.m. — 10 p.m. eastern standard time.

Regardless of the number of units you own, it is important that you cast your vote and make your voice heard on the important matters regarding the Trust. If you have already submitted your vote, please accept our thanks and disregard this letter. We thank you for your investment in and support of the Trust.

Sincerely,

SIMMONS BANK, TRUSTEE